Exhibit 10.10

Amendment to Executive Employment Agreement

WHEREAS, Trump Media & Technology Group Corp. (“Company,”or “TMTG”) and Devin Nunes
(“Executive”), entered into an Executive Employment Agreement made effective as of January
2, 2022 (“Agreement”);

WHEREAS, Company and Executive now desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement and intending to be legally bound, Company and Executive agree as follows, as of the date of the last signature hereto:

1.	Section 3 of the Agreement is hereby amended by deleting in its entirety and replacing it with the following:

“Equity Compensation. Following the closing of Company’s anticipated business combination with Digital World Acquisition Corp. (“DWAC”), Executive shall be eligible to receive equity awards pursuant to and in accordance with the Trump Media & Technology Group Corp. 2024 Equity Incentive Plan, as such may be amended, supplemented or modified from time to time.”

2.
Section 4(c) of the Agreement is hereby amended by deleting the following: “, including (1) reasonable air travel expenses to and from Atlanta, GA, and (2) a housing stipend in the amount of $7,000 per month”

3.	Section 4(d) of the Agreement is hereby amended by adding the following at the end:

“Following and contingent upon the closing of the first of the following to occur after March 6, 2024: (i) a merger between the Company and a Special Purpose Acquisition Company, including, without limitation, the Company’s anticipated business combination with DWAC, (ii) an initial public offering; (iii) a Qualified Private Equity Raise, or (iv) a Change of Control, Executive shall receive a one-time retention bonus of $600,000. The retention bonus shall be paid in a single lump sum cash payment, less applicable tax and other withholdings, as soon as practicable, and in any event within 30 days, after such closing. In the event of a business combination between the Company and DWAC, such retention bonus shall be paid in accordance with the Retention Bonus Agreement, effective as of February 12, 2024, between DWAC and the Company, provided, however, that the definition of “Cause” herein shall also serve as a definition of “Good Cause” for purposes of such Retention Bonus Agreement. For the purposes of the foregoing, “Qualified Private Equity Raise” means one transaction, or a series of related transactions, whereby more than Fifty Million United States Dollars (US$50,000,000) is invested in the Company; and the term “Change of Control” means a (i) a merger or consolidation of the Company with another entity, unless the Company’s stockholders immediately before such or merger or consolidation own at least 50% of the stock of the resulting entity; or (ii) a sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets.”

4.	Section 5(e)(i) of the Agreement is hereby amended by deleting “or the Equity Documents”.

5.	Section 5(e)(v) of the Agreement is hereby amended by deleting “Atlanta, Georgia” and replacing it with “Sarasota, Florida”.

6.	Section 14 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and, together with all other exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. For the avoidance of doubt, Company and Executive acknowledge and affirm the validity of that certain amended and restated convertible promissory note dated March 7, 2024, made by Company in favor of Executive.”

COMPANY		EXECUTIVE

By:	/s/ Phillip Juhan	By:	/s/ Devin Nunes

Phillip Juhan, CFO		Devin Nunes

DATE: 3/7/2024		DATE: 3/7/2024